POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby
constitutes and appoints Kurt R. Weise,  the undersigned's true and lawful attorney-in-fact, with full power of
substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities
(including the undersigned's capacity as a director and/or officer of United
Financial Corp.and its Subsidiaries), to
sign and execute Form 3, Initial Statement of Beneficial Ownership of
Securities, Form 4, Statement of Changes in
Beneficial Ownership and/or Form 5, Annual Statement of Changes in Beneficial
Ownership, for purposes of filing
with the United States Securities and Exchange Commission (SEC), granting unto said attorney-in-fact, full power
and authority to do and perform each and every act and thing requisite and necessary to be done in about the
premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and
confirming all that said attorney-in-fact, or their substitutes, may lawfully do or cause to be done by virtue hereof.
(Form 4 and Form 5 are filed periodically pursuant to Section 16(a) of the
Securities Exchange Act of 1934 or
Section 30(f) of the Investment Company Act of 1940.)   This Power of Attorney
shall remain in force until
February 1, 2005.

        Name Title Date

  /s/ Kenneth R. Murray     Director April 1, 2004
Kenneth R. Murray